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                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report (Date of earliest event reported): March 31, 2005

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-9936                              95-4137452
        (State or other jurisdiction                 (Commission                         (I.R.S. Employer
              of incorporation)                     File Number)                        Identification No.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-2222
                               (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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          This current report and its exhibits include forward-looking statements.  Edison International based these forward looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of
Edison International and its subsidiaries.  Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise.

                                             Section 8 - Other Events

Item 8.01  Other Events

         Edison Mission Energy (EME), a subsidiary of Edison International, previously owned and operated a 220
MW combined cycle, natural gas-fired power plant located in the United Kingdom, known as the Lakeland project.
The ownership of the project was held through EME's indirect subsidiary, Lakeland Power Ltd., which sold power generated from the plant pursuant to a power sales agreement with Norweb Energi Ltd., a subsidiary of TXU (UK)
Holdings Limited (TXU UK) and an indirect subsidiary of TXU Europe Group plc (TXU Europe). EME ceased consolidating the activities of Lakeland Power Ltd. in 2002, when an administrative receiver was appointed following a default by Norweb Energi Ltd. under the power sales agreement.

         As previously disclosed, the administrative receiver of Lakeland Power Ltd. filed a claim against Norweb
Energi Ltd. for termination of the power sales agreement. On November 19, 2002, TXU UK and TXU Europe, together with a related entity, TXU Europe Energy Trading Limited (TXU Energy), entered into formal administration proceedings of their own in the United Kingdom (similar to bankruptcy proceedings in the United States).
On March 31, 2005, Lakeland Power Ltd. received 112 million pounds (approximately $210 million) from the TXU administrators, representing an interim payment of 97% of its accepted claim of 116 million pounds (approximately
$217 million).

         From the amount received, Lakeland Power Ltd., now controlled by a liquidator in the United Kingdom, will make payments due to EME under a secured loan which EME purchased from Lakeland Power Ltd.'s secured creditors in 2004 (approximately $12 million as of April 6, 2005). Additionally, Lakeland Power Ltd. will pay to
EME's subsidiary that owns the equity interest in Lakeland Power Ltd. the amount remaining after resolution of any remaining secured and unsecured creditor claims and payment of or provision for tax liabilities and the fees and expenses associated with Lakeland Power Ltd.'s liquidation.

         EME estimates that the net proceeds after tax (including taxes due in the United States) resulting from the above payments will be approximately $100 million and the increase in net income will be approximately $90 million.  These proceeds may be received throughout 2005, and possibly 2006, as Lakeland Power Ltd.'s liquidation progresses.  Because the amounts required to settle outstanding claims and UK taxes have not been finalized and cannot be estimated precisely in the context of the liquidation, the actual amount of net proceeds and increase in net income may vary materially from the above estimate.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          EDISON INTERNATIONAL
                                                          (Registrant)

                                                          /s/ Thomas M. Noonan
                                                          -----------------------------
                                                          Thomas M. Noonan
                                                          Vice President and Controller

Date:  April 7, 2005